Exhibit 28(h)(xxxii)

[Form of]

AMENDMENT NO. 7 TO THE

SHAREHOLDER SERVICES AGREEMENT

SunAmerica Series Trust and The United States Life Insurance Company in the City of New York hereby amend the Shareholder Services Agreement dated as of March 7, 2011 as follows:

Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereunto affixed their respective authorized signatures, intending that this Amendment No. 7 to the Shareholder Services Agreement be effective as of the [●] day of [●], 2017.

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK

By:
Name:
Title:

SUNAMERICA SERIES TRUST

By:
Name:
Title:

SCHEDULE A

(as of [●], 2017)

Portfolios of SunAmerica Series Trust

Aggressive Growth Portfolio

American Funds Asset Allocation SAST Portfolio*

American Funds Global Growth SAST Portfolio*

American Funds Growth SAST Portfolio*

American Funds Growth-Income SAST Portfolio*

Balanced Portfolio (f/k/a SunAmerica Balanced Portfolio)

Blue Chip Growth Portfolio

Capital Growth Portfolio (f/k/a Goldman Sachs Research Portfolio)

Corporate Bond Portfolio

“Dogs” of Wall Street Portfolio

Emerging Markets Portfolio

Equity Index Portfolio (effective May 1, 2017, the Portfolio’s name will change to SA Large Cap Index Portfolio)*

Equity Opportunities Portfolio (f/k/a Federated American Leaders Portfolio and Federated Value Portfolio)

Foreign Value Portfolio

Fundamental Growth Portfolio (f/k/a Putnam Growth: Voyager Portfolio and Putnam Growth Portfolio)

Global Bond Portfolio

Global Equities Portfolio

Growth Opportunities Portfolio

Growth-Income Portfolio

High-Yield Bond Portfolio

International Diversified Equities Portfolio

International Growth and Income Portfolio

Mid-Cap Growth Portfolio (f/k/a MFS Mid-Cap Growth Portfolio)

Real Estate Portfolio

SA AB Growth Portfolio (f/k/a Alliance Growth Portfolio)

SA BlackRock VCP Global Multi Asset Portfolio*

SA Fixed Income Index Portfolio*

SA Index Allocation 60/40 Portfolio*

SA Index Allocation 80/20 Portfolio*

SA Index Allocation 90/10 Portfolio*

SA International Index Portfolio*

SA Janus Focused Growth Portfolio (f/k/a Marsico Focused Growth Portfolio, Marsico Focused Growth Portfolio and Marsico Growth Portfolio)

SA JPMorgan MFS Core Bond Portfolio (f/k/a Total Return Bond Portfolio and Worldwide High Income Portfolio)

SA Legg Mason BW Large Cap Value Portfolio (f/k/a Davis Venture Value Portfolio)

SA MFS Massachusetts Investors Trust Portfolio (f/k/a MFS Massachusetts Investors Trust Portfolio, MFS Growth and Income Portfolio and Growth/Phoenix Investment Counsel Portfolio)

SA MFS Total Return Portfolio (f/k/a MFS Total Return Portfolio and Balanced/Phoenix Investment Counsel Portfolio)

SA Mid Cap Index Portfolio*

SA Schroders VCP Global Allocation Portfolio*

SA Small Cap Index Portfolio*

SA T. Rowe Price VCP Balanced Portfolio*

Small & Mid Cap Value Portfolio

Small Company Value Portfolio

SunAmerica Dynamic Allocation Portfolio*

SunAmerica Dynamic Strategy Portfolio*

Technology Portfolio

Telecom Utility Portfolio (f/k/a Utility Portfolio and Federated Utility Portfolio)

Ultra Short Bond Portfolio (f/k/a Cash Management Portfolio)

VCP Managed Asset Allocation SAST Portfolio (f/k/a Protected Asset Allocation SAST Portfolio)*

VCP Total Return Balanced Portfolio*

VCP Value Portfolio*

*	Portfolio does not have Class 2 shares.

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